CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND SECTION 906
                           OF THE SARBANES-OXLEY ACT

I, James A. Bowen, Chairman of the Board, President and Chief Executive Officer of Energy Income and Growth Fund (the "Registrant"), certify that:

         1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  July 27, 2006                  /S/ JAMES A. BOWEN
     --------------------             ---------------------------------------
                                      James A. Bowen, Chairman of the Board,
                                      President and Chief Executive Officer
                                      (principal executive officer)

I, Mark R. Bradley, Treasurer, Controller, Chief Financial Officer and Chief Accounting Officer of Energy Income and Growth Fund (the
"Registrant"), certify that:

         1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and


         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  July 27, 2006                   /S/ MARK R. BRADLEY
     ------------------                -----------------------------------------
                                       Mark R. Bradley, Treasurer, Controller,
                                       Chief Financial Officer and Chief
                                       Accounting Officer
                                       (principal financial officer)